                                                                   EXHIBIT 10.2





                         PINELLAS BUSINESS CENTER, INC.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Lease Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.       Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.       Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

5.       Permitted Uses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

6.       Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

7.       Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

8.       Maintenance and Repairs by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.       Protective Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

10.      Graphics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

11.      Care of the Premises by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

12.      Repairs and Alterations by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

13.      Electrical Overload; Structural Overload . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14.      Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

15.      Building Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

16.      Entry by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

17.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

18.      Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

19.      Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

20.      Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

21.      Tenant's Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

22.      Indemnity; Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

23.      Waiver of Subrogation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

24.      Casualty Damage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

25.      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

26.      Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

27.      Events of Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

28.      Peaceful Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

29.      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

30.      Subordination to Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

31.      Encumbrance Holder's Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

32.      Encumbrance Holder's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

33.      Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

34.      Intentionally deleted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

35.      Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

36.      No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

37.      Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

38.      Limitation of Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

39.      Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

40.      Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

41.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

42.      Recordation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

43.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

44.      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

45.      Time of Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

46.      Transfers by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

47.      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

48.      Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

49.      Effect of Delivery of This Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

50.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

51.      Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

52.      Statutory Notice Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

53.      Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

54.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

55.      Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

56.      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

57.      Prior Agreements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

EXHIBIT "A" - LEGAL DESCRIPTION OF PROPERTY

EXHIBIT "B" - LEGAL DESCRIPTION OF PROJECT

EXHIBIT "C" - FLOOR PLAN

EXHIBIT "D" - ADDITIONAL RENT

EXHIBIT "E" - WORK LETTER

EXHIBIT "F" - RULES AND REGULATIONS

EXHIBIT "G" - OPTION TO RENEW

                         PINELLAS BUSINESS CENTER, INC.

                           INDUSTRIAL LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease"), made and entered into on this the _____ day of _____________, 1997, by and between PINELLAS BUSINESS CENTER, INC., a Delaware corporation ("Landlord") and DIGITAL LIGHTWAVE, INC., a Florida corporation ("Tenant").


                              W I T N E S S E T H

1.       Definitions.

         (a) "Building" shall mean the building known as Building 1, Phase I, Pinellas Business Center located at 11001 Roosevelt Boulevard, St. Petersburg, Florida 33716, and lying upon the real property (the "Property") more particularly described in EXHIBIT "A" attached hereto and incorporated herein by this reference. For purposes of this Lease, the Rentable Area of the Building (as hereinafter defined) shall be deemed to be 63,974 square feet.

         (b) "Project" shall mean the industrial office park known as Pinellas Business Center located upon the real property more particularly described in EXHIBIT "B" attached hereto and incorporated herein by this reference, including the buildings and improvements thereon and all common areas appurtenant thereto. For purposes of this Lease, the Rentable Area of the Project (as hereinafter defined) shall be deemed to be 202,847 square feet.

         (c) "Premises" shall mean Bay Number 300 of the Building and outlined on the floor plans attached to this Lease as EXHIBIT "C" and incorporated herein by this reference. For purposes of this Lease, the Rentable Area of the Premises (as hereinafter defined) shall be deemed to be 12,740 square feet.

         (d) Protective Covenants shall mean those certain covenants and restrictions set forth in the Declaration of Restrictions and Easements recorded in Official Records Book 7153, Page 1131, of the Public Records of Pinellas County, Florida.

         (e) "Base Rental" shall mean base rental at an annual rate per square foot of Rentable Area (RRSF) payable according to the following schedule:

                                                                    MONTHLY                   ANNUAL
         LEASE YEAR                        RRSF                     BASE RENTAL               BASE RENTAL
         08/01/97 - 07/31/98               $8.50                    $ 9,024.17                $108,290
         08/01/98 - 07/31/99               $9.00                    $ 9,555.00                $114,660
         08/01/99 - 07/31/00               $9.50                    $10,085.83                $121,030

         (f) "Additional Rent" shall mean all other sums of money (in addition to Base Rental) which shall become due and payable from Tenant hereunder, including but not limited to Tenant's Share of Increased Operating Expenses (as defined on EXHIBIT "D" attached hereto and incorporated herein by this reference).

         (g)     "Rent" shall mean the Base Rental plus any Additional Rent.

         (h) "Commencement Date" shall mean the earlier of (i) the date of "Substantial Completion" (as defined in the Tenant Improvements Rider attached hereto as EXHIBIT "E" and incorporated herein by this reference the "Work Letter") or (ii) August 1, 1997 (the "Scheduled Commencement Date"), except as the same may be delayed pursuant to
         Section 3 hereof.

         (i) "Lease Term" shall mean a term commencing on the Commencement Date and continuing until the Termination Date (as hereinafter defined). For purposes of this Lease, the term "Lease Year" shall mean the twelve (12) calendar month period commencing on the Commencement Date and each consecutive twelve (12) calendar month period thereafter, except that (i) if the Commencement Date is a date other than the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and expire on the last day of the twelfth full calendar month after the Commencement Date and thus shall include any portion of a calendar month during which the Commencement Date occurs, and (ii) the last Lease Year shall expire on the Termination Date (as hereinafter defined).

         (j) "Permitted Use" shall mean light manufacturing, assembly, general office and warehouse use.

         (k)     "Termination Date" shall mean the last day of the Lease Term.

         (l) "Security Deposit" shall mean the sum of $9,024.17 deposited by Tenant with Landlord and to be held pursuant to Section 39 of this Lease.

         (m) "Common Areas" shall mean those areas and facilities which may be furnished by Landlord within the Project, as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Project and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all employee's parking areas, service roads, malls, loading facilities and sidewalks as such common areas now exist or as such common areas may hereafter be constructed, demolished or changed and other facilities as may be designated from time to time by Landlord, but excluding any areas (including parking areas and loading facilities) designated for the exclusive use of any particular tenant(s).

         (n) "Rentable Area of the Building" shall mean the total gross floor area enclosed by the surface of the exterior walls of the Building.

         (o) "Rentable Area of the Project" shall mean the sum of the total gross floor area enclosed by the surface of the exterior walls of each of the buildings within the Project.

         (p) "Rentable Area of the Premises" shall mean, as applicable, the total gross floor area of the Premises as measured from the outside surface of the exterior walls to the outside surface of the opposite exterior walls, or from the center of the partitions that separate the Premises from adjoining space to the outside surface of the exterior walls or the center of the opposite partitions that separate the Premises from adjoining space and shall include columns and projections necessary to the Building.

         (q) "Tenant Improvements" shall mean those improvements constructed or installed on the Premises by or for Tenant as provided in the Work Letter using "Building Grade" (as hereinafter defined) construction and materials where appropriate.

         (r) "Additional Tenant Improvements" shall mean any improvements constructed or installed on the Premises by or for Tenant in addition to the Tenant Improvements.

         (s) "Building Grade" shall mean: (i) the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, grade or quality of material to be used in the Building; and (ii) the standard method of construction and installation technique to be used in the Building.

         (t) "Option to Renew" shall mean Tenant's right to renew this Lease in accordance with EXHIBIT "G" attached hereto and by this reference made a part hereof.

2. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.       Lease Term.

         (a) This Lease shall become effective upon execution hereof but the Lease Term shall not commence until the Commencement Date. This Lease shall continue in force during a period commencing on the Commencement Date and continuing until the Termination Date, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

         (b) If by the Scheduled Commencement Date, Landlord has not achieved Substantial Completion of the Tenant Improvements pursuant to the Work Letter, then Tenant's sole remedy shall be that the Commencement Date shall be postponed (and the Base Rental herein provided shall not commence) until the earlier of either (i) the date of Substantial Completion of the Tenant Improvements, or (ii) the date immediately following the day Landlord would have achieved Substantial Completion of such Tenant Improvements but for Tenant's Delay (as hereinafter defined), if any. Other than postponing the Commencement Date as provided in this Subsection 3(b), Landlord shall have no further liability for failure to achieve Substantial Completion of the Tenant Improvements by the Scheduled Commencement Date; provided, however, if Landlord has not achieved Substantial Completion of the Tenant Improvements within ninety (90) days of the Scheduled Commencement Date, Tenant shall have the right to terminate this Lease.

         (c) The issuance of a temporary or permanent certificate of occupancy or certificate of completion for the Premises shall be deemed conclusive evidence of the Substantial Completion of the Tenant Improvements; moreover, Tenant's occupancy of the Premises shall be deemed to constitute acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder with respect to the construction of the Tenant Improvements, except for latent defects and punch list items agreed upon by Landlord and Tenant prior to Tenant's occupancy. Tenant shall waive its right to object to any latent defects regarding the Premises unless, no later than sixty (60) days after the Commencement Date, Tenant, in writing, has notified Landlord of such latent defects. Landlord shall complete the punch list items within thirty (30) days after the Commencement Date.

         (d) Notwithstanding anything to the contrary contained herein, if, and to the extent Landlord's Substantial Completion of the Tenant Improvements is delayed due to any act or omission by Tenant or anyone acting under or for Tenant (any such delay being referred to herein as "Tenant's Delay"), then the Commencement Date shall be the Scheduled Commencement Date, subject to any adjustment thereto pursuant to Subsection 3(b) hereof.

4.       Common Areas.

         (a) Tenant shall have the non-exclusive right to use the Common Areas in common with Landlord, other tenants of the Building and the Project, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Areas as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others, including, but not limited to, other tenants of the Project. Tenant shall not obstruct in any way any portion of the Common Areas or in any way interfere with the rights of other persons entitled to use the Common Areas and shall not, without the prior written consent of Landlord, use the Common Areas in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant's operating in the Premises. The Common Areas shall at all times be subject to the exclusive control and management of Landlord.

         (b) Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, and (ii) to construct additional improvements on the Property or the Project and make alterations thereof or additions thereto and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall deprive Tenant of access to the Premises or reduce the Rentable Area of the Premises, unless such reduction is required by Federal, State or local laws or regulations, in which event, a reduction in the Premises shall be permitted with an equitable reduction in Rent. Without limiting the generality of the foregoing, Landlord shall have the right to designate specific parking areas for the exclusive use of particular tenants of the Building. Landlord shall have the right to close temporarily all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public (provided that Tenant shall not be denied access to the Premises), to permit Landlord to construct additional buildings, additions to existing buildings and other improvements within the Project, or to permit repairs, replacements or maintenance to the Common Areas, provided such repairs, replacements or maintenance shall be performed expeditiously and in such a manner as not to deprive Tenant of access to the Premises.

5.       Permitted Uses.

         Tenant shall use and occupy the Premises solely for the Permitted Use in accordance with applicable zoning regulations and for no other purpose. Without limiting the generality of the foregoing, Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, annoy or interfere with the good order of the Building or the Project, or conflict with the laws, rules and regulations of any Federal, State or municipal authority.

6.       Rent.

         (a) Tenant agrees to pay the Rent to Landlord during the Lease Term, without any notice, demand, setoff, deduction or abatement whatsoever. Except as otherwise provided herein, the annual Base Rental for each Lease Year or portion thereof during the Lease Term, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rental to Landlord at Pinellas Business Center, Inc., P.O. Box 30343, Tampa, Florida 33630-3340 (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without any notice, demand, setoff, deduction or abatement whatsoever. All sums due Landlord shall be payable only in lawful money of the United States of America and shall be obtained against a financial institution with an office in the United States of America. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the installments of Base Rental for such month or months shall be prorated, based on the number of days in such month.

         (b) In addition to the Base Rental, Tenant shall pay to Landlord as Additional Rent, Tenant's Share of Increased Operating Expenses as described in EXHIBIT "D" attached hereto and by this reference made a part hereof.

         (c) The Base Rental installment due for the first full calendar month and any partial month occurring at the beginning of the Lease Term shall be deposited by Tenant with Landlord simultaneously with the execution of this Lease.

         (d) Tenant shall pay to the Landlord, or at Landlord's request, to the appropriate authority or agency, as Additional Rent, any and all sales, use, excise and other tax (excluding, however, Landlord's income taxes) levied, imposed or assessed by the State of Florida or any political subdivision thereof or other taxing authority upon any Rent payable hereunder.

         (e) If Tenant fails to make any payment of Rent within five (5) business days after the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due, plus (b) interest on the amount remaining unpaid after the month of initial delinquency at a rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) per annum and
         (ii) the highest rate permitted by applicable law. Landlord's acceptance of any Rent after it has become due and payable shall not excuse any delays with respect to future Rent payments or constitute a waiver of any of Landlord's rights under this Lease.

7.       Utilities.

         Tenant shall be solely responsible for and shall promptly pay all separately metered charges for gas, electricity, telephone and trash removal or any other separately metered utility used or consumed in the Premises. If any such charges are not paid when due, Landlord may, at its option, pay the same, and any amount so paid by Landlord shall thereupon become immediately due to Landlord from Tenant as Additional Rent. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises. Landlord shall have the right at any time during the Lease Term to have separate meters installed for all utilities at the Premises at Tenant's expense and to require Tenant to obtain separate utility service in its own name at Tenant's expense.

8.       Maintenance and Repairs by Landlord.

         (a) Landlord shall maintain the exterior and load bearing walls and the concrete finished floors of the Premises (excluding floor coverings) and the roof of the Building (excluding exterior door and window glass) and the grounds upon which the Building is located; provided, however, that Tenant shall be liable for payment of Tenant's Share of Increased Operating Expenses incurred by Landlord in performing such work in accordance with EXHIBIT "D".

         (b) Except as otherwise provided in this Section, Landlord shall make all other ordinary and necessary repairs to the structural portions of the Building, the expense of which shall be included in Operating Expenses.

         (c) Anything contained in this Section to the contrary notwithstanding, Tenant shall be obligated to reimburse Landlord on demand for the cost of any repairs to the Premises, Building or Project, necessitated by the act or omission of Tenant, its agents, servants, employees, licensees, guests, or by any contractor engaged by or on behalf of Tenant. Without limiting the generality of the foregoing, Tenant shall be obligated to reimburse Landlord on demand for the cost of any repairs of damage to any paved surface or grounds of the parking areas which are caused by the excessive weight of vehicles owned or operated by Tenant, its agents, servants, employees, contractors, licensees, or guests. The cost of these repairs shall be deemed Additional Rent.

         (d) Except as specifically provided in this Lease, Landlord shall not be obligated to make any repairs to the Project. Anything contained in this Lease to the contrary notwithstanding, Landlord shall not be liable to Tenant or any other person for any injuries or damages arising out of Landlord's failure to make any repairs under the terms of this Lease except in the event of Landlord's gross negligence or willful misconduct and provided that Landlord has received notice of any necessary repairs. In no event shall Landlord be liable for any inconvenience or annoyance arising from Landlord's making repairs, additions or improvements to the Building or the Project.

9.       Protective Covenants.

         Tenant shall comply with, perform and be bound by the terms, covenants, provisions, and conditions in the Protective Covenants. Tenant shall abide by all of the obligations of the "Owner" as such term is used in the Protective Covenants. In the absence of Landlord's express written agreement to the contrary, no amendment or revocation of the Protective Covenants shall serve to reduce or revoke Tenant's obligation to Landlord to perform and be bound by the Protective Covenants as presently in force.

10.      Graphics.

         Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises. All such letters and numerals shall be in the standard graphics for the Project, and no other signs or graphic displays shall be used or permitted on the Premises without Landlord's prior written consent.

11.      Care of the Premises by Tenant.

         Except as otherwise expressly provided in Section 8 of this Lease, Tenant shall be solely responsible for maintaining the Premises.
         Tenant shall, at its sole expense, keep the Premises and the improvements and appurtenances therein in good order and in a safe, clean and sanitary condition, and on the Termination Date or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and in a safe, clean and sanitary conditions at the beginning of the Lease Term, subject to the provisions of Sections 24 and 25 of this Lease. Tenant, at its sole expense, shall provide or cause to be provided janitorial service to the Premises, shall dispose of all trash and rubbish in an appropriate manner, and shall promptly replace damaged or broken doors and glass, including but not limited to plate glass doors and windows, in and about the Premises and shall be responsible for the repair, maintenance and replacement of the Tenant Improvements, the Additional Tenant Improvements and all other improvements installed and placed within the Premises, including but not limited to, sinks and special plumbing, special light fixtures and special cabinetry and all Building Service Equipment. "Building Service Equipment" shall mean any and all electrical, plumbing, heating, air-conditioning, security, and sprinkler and fire protection equipment, sprinkler monitoring equipment, pipes, separate water meters, wires, ducts, fixtures and appliances installed in or about the Premises. Tenant shall pay for all damage sustained by other tenants or occupants of the Building or the Project due to any waste, misuse or neglect of the Premises or any fixtures or appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, contractors, agents, representatives or invitees.

         Tenant shall, at its sole expense throughout the term, carry and maintain a full parts and labor maintenance service contract from a qualified service company, approved in advance by Landlord, covering the heating, ventilating, and air conditioning systems of the Premises. Tenant shall maintain all systems in a good condition during the Lease Term and shall be responsible, at its sole expense, for all necessary repairs, maintenance and replacements (regardless of whether or not the same are covered by the maintenance contract) or which are necessitated by Tenant's failure to carry a maintenance contract. Tenant shall submit a copy of the proposed maintenance contract to Landlord at least thirty (30) days prior to the Commencement Date. As of the Commencement Date, Landlord covenants that the heating, ventilating, and air conditioning systems on the Premises shall be in condition sufficient to enable Tenant to obtain the maintenance service contract required hereunder.

12.      Repairs and Alterations by Tenant.

         (a) Except as otherwise provided in the Work Letter, all alterations, additions, installations and improvements made to the Premises shall be made by Tenant at its sole cost and expense; however, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Premises, the Building or the Common Areas without first obtaining Landlord's written approval and consent; provided that Landlord shall not unreasonably withhold its consent to non-structural alterations to the interior of the Premises. Landlord may give or withhold its consent to structural alterations and any alterations, whether structural or non-structural, to the exterior of the Premises in its sole discretion. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought, and simultaneously demonstrate to Landlord that the proposed alterations comply with the requirements of all applicable laws, including local zoning and building codes.

         (b) All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, using Building Grade or better materials and in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress (if any) and with the transaction of business in the Building and the Project. Without limiting the generality of the foregoing, Landlord shall have the right to require that such work be performed in accordance with such rules and regulations which Landlord may, from time to time prescribe. Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage, (including attorneys fees and expenses at trial and all appellate levels) resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage. Tenant shall be liable to Landlord for any damages resulting from labor disputes, strikes or demonstrations resulting from Tenant's construction or alteration work conducted using non-union workers as employees.

         The foregoing sentence does not apply with respect to the initial Tenant Improvements to the Premises constructed by the Landlord pursuant to the Work Letter.

         (c) All alterations, decorations, additions and improvements made by Tenant, or made by Landlord on Tenant's behalf by agreement under this Lease, shall remain the property of Tenant for the Lease Term. Such alterations, decorations, additions and improvements (including the Tenant Improvements and Additional Tenant Improvements) shall not be removed from the Premises without prior consent in writing from Landlord and shall become the property of the Landlord upon termination of this Lease (except for Tenant's Personal Property which may be removed in accordance with Section 21 of this Lease). Landlord may, nonetheless, require Tenant to remove all, or any portion of, such alterations, decorations, additions and improvements, and restore the Premises to its original condition, reasonable wear and tear excepted; provided that Tenant shall not be required to remove the initial Tenant Improvements to the Premises constructed by Landlord pursuant to the Work Letter. If Tenant fails to remove such alterations, decorations, additions and improvements and restore the Premises, Landlord may remove such alterations, decorations, additions and improvements and restore the Premises to its original condition. Tenant shall be responsible for reimbursement of Landlord for the removal and restoration costs incurred by Landlord.

13.      Electrical Overload; Structural Overload.

         Tenant's use of electrical services shall be subject to the restrictions set forth in this Section 13(a). Tenant will not install or connect any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, or other data, communications, or electronic equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord, on demand, the cost of the design, installation and maintenance of the facilities required to provide such additional or special electrical power or circuits and the cost of all electric current so provided at a rate not to exceed that which would be charged by the utility company furnishing services to the Building, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets. Tenant agrees that any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant. Notwithstanding anything herein to the contrary, the Premises shall be equipped with electrical services in accordance with the specifications set forth in the Plans (as defined in the Work Letter). Tenant may add additional circuits, subject to Landlord's prior written approval (not to be unreasonably withheld), provided that such additional circuits shall not, in Landlord's opinion, cause and electrical overload.

14.      Laws and Regulations.

         (a) Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction of the Premises.

         (b) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Project caused or permitted by Tenant, or any of Tenant's agents, employees, contractors or invitees, results in contamination of the Project, or if contamination of the Project by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction on use of space comprising part of the Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project and the defense of claims related thereto. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, Tenant, at its sole cost and expense, shall promptly take all actions as may be necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material to the Project; provided that, Landlord's written approval of such actions shall first be obtained. The foregoing indemnity shall survive the expiration or earlier termination of the Lease. As used herein, the term "Hazardous Material" means any asbestos, PCBs, petroleum, and any and all other hazardous or toxic substances, materials or wastes, now or hereafter defined or regulated under the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Clean Water Act (33 U.S.C. 1251 et. seq.), the Clean Air Act (42 U.S.C. 7401 et. seq.), and the Toxic Substances Control Act (15 U.S.C. 2601 et. seq.) and all similar Federal, State and local statutes, laws, rules and regulations in connection with environmental conditions, health and safety.

15.      Building Rules and Regulations.

         Tenant will comply with the rules and regulations of the Project (the "Rules and Regulations") as adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Landlord shall give Tenant written notice of the Rules and Regulations as adopted and revised from time to time, and Tenant shall be obligated to comply with same as of the date of Tenant's receipt of such notice. A true and correct copy of the Rules and Regulations as presently in effect is attached hereto as EXHIBIT "F" and by this reference made a part hereof.

16.      Entry by Landlord.

         Tenant agrees to permit Landlord, its agents and representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective purchasers, mortgagees, tenants or insurers, and to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

17.      Assignment and Subletting.

         (a) Tenant may not assign, sublease, transfer or encumber this Lease or any interest hereunder unless Tenant shall have first obtained Landlord's prior written consent. Any attempted assignment, sublease, transfer or encumbrance of this Lease or any interest hereunder by Tenant in violation of the terms and covenants of this Section shall be void ab initio. In the event Tenant is a corporation or a partnership, the conveyance of any of the corporate stock or the assignment of any partnership interest, as the case may be, shall be deemed an assignment for the purposes hereof. Tenant shall reimburse Landlord's reasonable attorneys' fees and expenses incurred in connection with Tenant's assignment, subletting, transfer or encumbrance of this Lease or any interest herein.

         (b) All cash or other consideration received by Tenant as the proceeds of any assignment, sale or sublease of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord as Additional Rent, notwithstanding the fact that such proceeds exceed the rentals called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interest in this Lease (all such assignees, sublessees or purchasers being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid in violation of the provisions hereof to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, but Tenant shall remain fully liable to Landlord for all obligations hereunder.


18.      Mechanic's Liens.

         Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or the Project, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises or the Project or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises or the Project. In the event any such lien is attached to the Premises or the Project, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Immediately upon Landlord's demand, Tenant shall pay to Landlord as Additional Rent such amounts as may be required to reimburse Landlord for all payments made by Landlord in connection with the discharge of any such liens, including but not limited to all attorney's fees and all other expenses incurred by Landlord. Landlord may record in the public records of Pinellas County, Florida, a public notice containing a true and correct copy of this Section 18, and Tenant agrees to inform all contractors and materialmen performing work on or supplying material to the Premises of the existence of such notice.

19.      Tenant's Insurance.

         Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions:

         (a)     Coverage.

                 (i) commercial general liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Property, to afford protection with limits, per occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Two Million Dollars ($2,000,000) aggregate (occurrence form), such insurance to provide for no deductible;

                 (ii) all-risk property insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering the Tenant Improvements, the Additional Tenant Improvements, the HVAC system and all of Tenant's

                 Personal Property in the Premises, and covering loss of income resulting from casualty, and comprehensive boiler and machinery insurance with an endorsement covering off-Premises service interruption (i.e. all Building Service Equipment, including HVAC), such insurance to provide for no deductible greater than Five Thousand Dollars ($5,000).

                 (iii) worker's compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($500,000) per occurrence.

                 (iv) Tenant shall require any construction contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (1) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, and with respect to personal injury and death and property damage, Four Million Dollars ($4,000,000) aggregate (occurrence form) and Two Million Dollars ($2,000,000) aggregate completed operations;
                 (2) automobile liability insurance in the amount of One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage; and (3) worker's compensation insurance or similar insurance in form and amounts as required by law; and

                 (v) any other insurance reasonably required of Tenant by Landlord or any Encumbrance Holder.

                 Notwithstanding anything set forth above in this Section 19 to the contrary, all dollar limits specified herein shall be increased from time to time as reasonably necessary to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances.

         (b) Policies. Such policies shall be maintained with companies licensed to do business in the State of Florida approved by Landlord. Such policies shall be in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date. Such policy or policies shall include Landlord and its managing agent as additional insured as to coverage under Subsections 19.A.(i), (ii),
         (iv) and (v). Such policies shall also contain a waiver of subrogation provision and a provision stating that the policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day's written notice, said notice to be given in the manner required by this Lease to Landlord, Attention: Risk Management Department. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Lease Term and all other times during which Tenant shall occupy the Premises.

         (c) Tenant's Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 19, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

         (d) Compliance with Policies. Tenant shall not do or allow to be done, or keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in or about the Project or the Premises shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

20.      Landlord's Insurance.

         Landlord shall carry comprehensive general liability insurance with regard to the Property and all-risk property insurance on the Building, excluding the Tenant Improvements, the Additional Tenant Improvements, heating, ventilating and air-conditioning system and Tenant's Personal Property.

         Landlord shall not be obligated to repair any damage to the heating, ventilating and air-conditioning system or Tenant's Personal Property or replace the same unless caused by Landlord's negligence or willful misconduct and not covered by the insurance Tenant is required to carry pursuant to this Section 19 hereof. Landlord shall not be responsible for any loss or damage falling under any deductible applicable to Tenant's insurance coverage.

21.      Tenant's Personal Property.

         "Tenant's Personal Property" means all equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (e) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (f) is removable without damage to the Premises or the Building; and (g) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include Building Service Equipment or any improvements or other property installed or placed in or on the Premises as part of the Tenant Improvements, whether or not installed at Tenant's expense. Provided that Tenant is not then in default of any of its obligations under this Lease, Tenant may remove all Tenant's Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result. Tenant shall be responsible for payment, prior to delinquency of any and all personal property taxes levied on the Tenant Improvements, Tenant's Personal Property, and any equipment, machinery, furniture, furnishings and other property or improvements located on the Premises.

22.      Indemnity; Limitation of Liability.

         (a) Landlord shall not be liable for, and Tenant will indemnify, defend, and save Landlord and any Encumbrance Holder (as hereinafter defined) and the employees, officers, shareholders, directors, and partners of Landlord and any Encumbrance Holder (collectively, the "Indemnified Parties") harmless of and from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, and fines, to the extent arising, directly or indirectly, from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Property or any other area within the Project by Tenant or any contractor, agent, employee, invitee or licensee of Tenant and/or
         (c) any acts or omissions of Tenant or any contractor, agent, employee, invitee or licensee of Tenant in or about the Property.

         (h) Neither Landlord nor any other Indemnified Party shall be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God or public enemy, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, or due to the Project or any part thereof becoming out of repair, or by the happening of any accident in or about the Project or due to any act of neglect of Landlord (except to the extent of Landlord's gross negligence or wilful misconduct) or any tenant or occupant of the Building or the Project or of any other person. This provision shall apply especially (but not exclusively) to damage caused by water, frost, weather, steam, sewerage, electricity, gas, sewer gas or odors, or by the bursting or leaking of pipes or plumbing work, and shall apply equally whether such damage be caused by act or neglect of Landlord, any other Indemnified Party or other tenants, occupants, or maintenance personnel of the Building or the Project, or of any other person.

23.      Waiver of Subrogation Rights.

         Except as otherwise provided in Section 24 hereof, Landlord and Tenant each hereby waives on behalf of itself, its officers, directors, employees, agents and contractors and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes which are, or this Lease requires be insured against by the injured party under the terms of the standard fire and extended coverage insurance policies referred to in Sections 19 and 20 hereof, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including negligence of the other party hereto, its agents, officers, or employees.

24.      Casualty Damage.

         (i) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty), or in the event any Encumbrance Holder should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the debt owed to the Encumbrance Holder, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (excluding the Tenant Improvements and Additional Tenant Improvements and other property with respect to which it is Tenant's obligation to carry insurance), provided that Landlord's obligation to restore shall not require Landlord to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.
         In the event Landlord has not completed the restoration within one (1) year from the date of the casualty, Tenant shall have the right to terminate this Lease. When the repairs described in the preceding sentence have been completed by Landlord, Tenant shall complete the restoration of all Tenant Improvements and Additional Tenant Improvements which are necessary to permit Tenant's re-occupancy of the Premises, in accordance with plans and specifications approved by Landlord and Tenant. Landlord shall have the right, but not the obligation, to bid such work on behalf of Tenant and shall become Tenant's contractor in the event (i) its bid (exclusive of Landlord's customary construction supervision or management fee and fees of Landlord's architects and engineers) is the low bid, or (ii) Landlord elects to match the low bid (exclusive of Landlord's customary construction supervision or management fee and fees of Landlord's architects and engineers) received by Tenant from any other qualified contractor. In any event Landlord shall have the right to approve any contractor Tenant selects to perform such work and the plans and specifications for such work shall be subject to Landlord's approval. In addition, Landlord shall be entitled to receive its customary construction supervision or management fee and fees of Landlord's architects and engineers incurred by Landlord in examining Tenant's work and the plans and specifications therefor. Tenant shall also be responsible for the restoration of Tenant's furniture, equipment and fixtures.

         (b) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such casualty damage or the repair thereof; except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, contractors, employees, or invitees, the Rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Notwithstanding anything to the contrary contained in this Section, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty contained under this Section occurs during the last twelve (12) months of the Lease Term.

25.      Condemnation.

         If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may, at its option terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by condemning authority. If this Lease is not so terminated upon any such taking or sale which reduces the Rentable Area of the Premises, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and all the Tenant Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Project, Property, Building or the Premises shall belong to Landlord, Tenant hereby acknowledging that it is not entitled to and expressly waiving all claim to any such compensation.

26.      Bankruptcy.

         (a) For purposes of this Lease, each of the following shall be deemed an "Event of Tenant's Bankruptcy":

                 (1) if Tenant becomes insolvent, as defined in the Bankruptcy Code (as hereinafter defined), or under the Insolvency Laws (as hereinafter defined);

                 (2) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

                 (3) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

                 (4) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; and

                 (5) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

         (b) As used herein, (i) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Section 101 et seq. as amended or any successor statute and (ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

         (c) If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under
         Section 27 hereof shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee's appointment. The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly and fully cures all defaults under this Lease,
         (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, or (iii) pay the Rent due under this Lease on time, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 27.

27.      Events of Default; Remedies.

         (a) The following events shall be deemed to be "Events of Default" by Tenant under this Lease: (i) Tenant shall fail to pay any Rent or other sum of money due hereunder and such failure shall continue for a period of five (5) business days after the date such sum is due; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money (all of which terms, provisions and covenants shall be deemed material) and such failure shall continue for a period of ten (10) days after written notice of such default is delivered to Tenant or in the event such failure cannot reasonably be cured within such ten (10) day period, then so long as Tenant commences and diligently pursues a cure of such failure within such ten (10) day period, such period shall be extended for a reasonable period of time not to exceed an additional ninety (90) days; (iii) the leasehold hereunder demised shall be taken by execution or other process of law in any action against Tenant; (iv) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (v) an Event of Tenant's Bankruptcy occurs or Tenant or any creditor of Tenant notifies Landlord that it knows or expects such an event will occur; or (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

         (b) Upon the occurrence of any one or more Events of Default by Tenant, whether enumerated in this Section or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except for that expressly required by Subsection 27(a)) or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law): (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) Landlord shall have the right, without terminating or canceling this Lease, to declare all Rent due under this Lease for the remainder of the Lease Term (or any extension or renewal thereof) to be immediately due and payable, and thereupon all Rent and other charges due hereunder to the end of the Lease Term (or any extension or renewal term, if applicable) shall be accelerated; (iv) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting, including without limitation all amounts incurred by Landlord in recovering possession, renovations and repairs to the Premises and broker's fees and commissions in order to relet same, and for any difference between the amount of rent received from such reletting and the Rent due and payable under the terms of this Lease; (v) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which

         Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and
         (vii) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties. In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

         (c) This Section shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant's right of occupancy, Tenant and Landlord hereby agree that notice, either oral or by telephone, or by any act of Landlord that comes to the attention of Tenant, its agents, servants or employees, which reflects Landlord's intention to terminate, shall be sufficient to evidence and effect the termination herein provided for, but Tenant hereby agrees that, as between Landlord and Tenant, its successors and assigns, no such notice shall ever be necessary to effect a termination hereunder.

28.      Peaceful Enjoyment.

         Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof including, without limitation,
         Section 30 hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord's interest hereunder. Landlord shall be entitled to cause Tenant to relocate from the Premises to a reasonably equivalent space comparable in size and layout ("Relocation Space") within the Building at any time upon reasonable written notice to Tenant (Tenant acknowledging that notice of ninety (90) days shall be deemed reasonable notice for purposes hereof). Any such relocation shall be entirely at the expense of Landlord or the third party tenant replacing Tenant in the Premises. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, the "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined. In addition, Landlord shall have the right in its sole discretion, at any time and from time to time, without notice to Tenant, to undertake
         (viii) renovation or (ix) further development of the Project by way of expansion of the existing buildings and construction of additional buildings on the Property; provided that such renovation or development by Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises or access to the Building.

29.      Holding Over.

         In the event of holding over by Tenant after expiration or other termination of this Lease, Tenant shall, throughout the entire holdover period, pay Rent equal to one hundred fifty percent (150%) of the Base Rental and Additional Rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the Lease Term, and Tenant shall be deemed to be a tenant at sufferance during such holdover period. If as a direct result of Tenant's holding over in the Premises after expiration or other termination of this Lease, Landlord suffers damages or incurs additional obligations to any third party who has leased part or all of the Premises, Tenant shall indemnify Landlord to the extent of such damages or additional obligations, including without limitation Landlord's attorneys fees.

30.      Subordination to Mortgage.

         Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien or encumbrance presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, refinancings, modifications and extensions thereof, but Tenant agrees that the holder of any such mortgage, deed of trust, ground lease or other lien or encumbrance (an "Encumbrance Holder") shall have the right at any time to subordinate such mortgage, deed of trust, ground lease or other lien or encumbrance to this Lease on such terms and subject to such conditions as such Encumbrance Holder may deem appropriate in its sole discretion. The provisions of this Section 30 are self operative; however Tenant agrees that upon Landlord's demand Tenant shall execute such further instruments subordinating this Lease or agreeing to attorn to an Encumbrance Holder as Landlord may request; provided that such Encumbrance Holder agrees to attorn to Tenant so long as no Event of Default has occurred hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

31.      Encumbrance Holder's Performance.

         If requested by any Encumbrance Holder, Tenant shall give such Encumbrance Holder written notice of any default by Landlord under this Lease and a reasonable opportunity to cure such default. The Tenant shall accept performance of any of Landlord's obligations hereunder by any Encumbrance Holder.

32.      Encumbrance Holder's Liability.

         No Encumbrance Holder not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

33.      Estoppel Certificate.

         Tenant agrees that it will within five (5) days of Landlord's request execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent has been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default), and further stating such other matters as Landlord shall reasonably require.

34.      Intentionally deleted.

35.      Attorney's Fees.

         In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection with the enforcement of any remedy of such default, the prevailing party shall be entitled to receive from the other party full reimbursement of such prevailing party's reasonable attorney's fees and costs incurred therewith (including fees and expenses of legal assistants), whether such fees are incurred before, during or after any trial or administrative proceeding or on appeal.

36.      No Implied Waiver.

         The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement contained herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent (including Additional Rent due pursuant to Subsection 6(e) of this Lease) or pursue any other remedy in this Lease provided.

37.      Landlord's Consent.

         Whenever the consent of the Landlord is required pursuant to a provision of this Lease, unless expressly provided otherwise, such consent may be granted or withheld by Landlord in the exercise of its sole discretion.

38.      Limitation of Landlord's Liability.

         The term "Landlord", as used in the Lease, shall mean only the owner or owners, at the time in question, of the fee title to the Property owned by Landlord in fee simple and the ground lessee's interest in any portion of the Building presently subject to a ground lease. In the event of any transfer of such title or interest, Landlord as named in the Lease (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds received by Landlord (or the then grantor) in which Tenant has an interest shall be delivered to the grantee at the time of transfer. The obligations contained in the Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns, only during their respective periods of ownership. Except for the obligation of Landlord to deliver to a subsequent grantee all sums received by Landlord in which Tenant has an interest, the obligations of Landlord under the Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, directors, officers, and property managers of Landlord; and Tenant shall look solely to Landlord's then existing interest in the Property, and to no other assets of Landlord, for satisfaction of any liability in respect of the Lease, and will not seek recourse against the Landlord's individual partners, shareholders, directors, officers, property managers or any of their personal assets for such satisfaction. No other properties or assets of Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with the Lease, the relationship of landlord and tenant, or Tenant's use of the Premises.

39.      Security Deposit.

         The Security Deposit, if any, shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall deposit the Security Deposit in an interest bearing account. Landlord shall have no responsibility or liability for the amount of interest earned on the Security Deposit. All interest earned on the Security Deposit shall be added to and become a part of the Security Deposit. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant following settlement of Tenant's Share Share of Increased Operating Expenses for the final calendar year of the Lease Term as provided in EXHIBIT "D" hereof. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

40.      Notice.

         Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party to be notified at the address stated in this Lease or such other address, notice of which has been given to the other party in accordance with this Section. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) calendar days after it is so deposited. Notice delivered in person shall be effective upon delivery. Until further notice, the address for the parties hereto shall be the address set forth below:

         As to Landlord:                           Pinellas Business Center, Inc.
                                                   c/o Hogan # Burt
                                                   600 North Westshore Boulevard, Suite 202
                                                   Tampa, Florida 33609
                                                   Attn:  Ronald E. Massey

         With a required
         copy to:                                  J. P. Morgan Investment Management, Inc.
                                                   522 Fifth Avenue
                                                   New York, New York 10036
                                                   Attn:  William N. Cinnamond, Jr.

         and                                       Stroock & Stroock & Lavan LLP
                                                   Seven Hanover Square
                                                   New York, New York  10004-2696
                                                   Attn:  Brian Diamond

         As to Tenant:                             Digital Lightwave, Inc.
                                                   601 Cleveland Street, 5th Floor
                                                   Clearwater, Florida 34615
                                                   Attn: Administration Division Manager

         Once Tenant has taken occupancy of the Premises, any notice from Landlord to Tenant shall be effective if delivered to the Premises address in the manner provided in this Section.

41.      Severability.

         If any term or provision of the Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be otherwise valid and enforced to the fullest extent permitted by law.

42.      Recordation.

         Tenant agrees not to record this Lease or any memorandum hereof. At Landlord's request, Tenant agrees to promptly execute a memorandum of this Lease in recordable form, and Landlord may, at its option, record such memorandum in the Public Records of Pinellas County, Florida.

43.      Governing Law.

         This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

44.      Force Majeure.

         (a) Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor, fuel or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the Landlord's reasonable control.

         (b) Whenever a period of time is herein prescribed for the taking of any action by Tenant pursuant to this Lease, Tenant shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor, fuel or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of Tenant. Nothing in this Section 44(b) shall be deemed to excuse Tenant from its obligation to timely pay Rent and all of its other monetary obligations under this Lease in accordance with the provisions contained herein.

45.      Time of Performance.

         Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

46.      Transfers by Landlord.

         Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project, the Building and the Property referred to herein. Upon such a transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

47.      Brokers.

         Landlord and Tenant each represent and warrant one to the other that except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Hogan # Burt and Cushman & Wakefield as the sole brokers with whom Landlord has dealt in this transaction.

48.      Joint and Several Liability.

         In the event that two (2) or more persons (i.e., natural persons, corporations, partnerships, associations and other legal entities) shall sign this Lease as Tenant, the liability of each such party to pay Rent due hereunder and perform all the other covenants of this Lease shall be joint and several. In the event Tenant is a general partnership or a limited partnership with two or more partners, the liability of each partner under this Lease shall be joint and several.

49.      Effect of Delivery of This Lease.

         Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

50.      Captions.

         The Section captions used herein are for convenience and reference only and in no way add to or detract from the interpretation of the provisions of this Lease.

51.      Binding Effect.

         This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and, to the extent assignment is permitted under the provisions hereof, Tenant's assigns.

52.      Statutory Notice Requirement.

         Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

53.      Waiver of Trial by Jury.

         It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of the Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon nonpayment of Rent or any other payment required of Tenant hereunder.

54.      Authority.

         If Tenant is a corporation, partnership or other business entity, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer, partner or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms. The undersigned agent of Landlord represents and warrants that it is authorized and empowered to enter into this Lease on behalf of the Landlord.

55.      Third Party Beneficiary.

         Except as expressly provided elsewhere in this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

56.      Survival.

         All obligations of Tenant accruing prior to the expiration of the Lease Term or earlier termination of this Lease shall survive the expiration of this Lease or the earlier termination thereof.

57.      Prior Agreements and Amendments.

         All prior agreements, understandings, representations and/or promises made or entered into by the parties hereto are superseded by and replaced with this Lease, so that this Lease is the sole agreement between the parties. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

58. Parking. Tenant shall have the non-exclusive right to the use of 70 parking spaces in the Project. Landlord shall have the right from time to time to designate areas within the Project for Tenant's parking as Landlord determines in its sole discretion including without limitation, the truck court area located directly behind the Premises. Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the use of the parking areas by Tenant, its employees, agents, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the parking areas.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.




                                                   LANDLORD

Witnesses as to Landlord:                          PINELLAS BUSINESS CENTER, INC., a Delaware corporation


                                                   By:
-------------------------------------------           -------------------------------------------------------------------
                                                   Name:
                                                        -----------------------------------------------------------------
                                                   Title:
-------------------------------------------              ----------------------------------------------------------------
Print Name


-------------------------------------------


-------------------------------------------
Print Name


Witnesses as to Tenant:                            TENANT

                                                   DIGITAL LIGHTWAVE, INC., a Florida corporation


                                                   By:
-------------------------------------------           -------------------------------------------------------------------
                                                   Name:
                                                        -----------------------------------------------------------------
                                                   Title:
-------------------------------------------              ----------------------------------------------------------------
Print Name


-------------------------------------------


-------------------------------------------
Print Name

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PROPERTY

                                  EXHIBIT "B"

                          LEGAL DESCRIPTION OF PROJECT


Lot 1, Block 1, ROOSEVELT CENTRE REPLAT FOURTH ADDITION, as recorded in Plat Book 89, Pages 12 and 13.

Lots 1 and 2, Block 1, ROOSEVELT CENTRE REPLAT, FIFTH ADDITION, as recorded in Plat Book 89, Pages 49 through 51, all of the Public Records of Pinellas County, Florida.

                                  EXHIBIT "C"

                                   FLOOR PLAN

                                  EXHIBIT "D"

                                ADDITIONAL RENT


I.       PAYMENT OF TENANT'S SHARE OF INCREASED OPERATING EXPENSES

         1. Operating Expenses shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, repairing, and insuring of the Property and all appurtenances thereto, as determined in accordance with generally accepted accounting principles consistently applied. Operating Expenses shall include, but not be limited to, the following:

                 (a) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance and repair of the Project;

                 (b) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

                 (c) cost of all maintenance and service agreements entered into by the Landlord in connection with the performance of its obligations hereunder;

                 (d) accounting costs (including the cost of audits by certified public accountants), outside legal and engineering fees and expenses incurred in connection with the operation and management of the Project;

                 (e) wages, salaries, payroll costs, payroll taxes and related expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Project; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Project shall be apportioned as deemed appropriate by Landlord;

                 (f) cost of all insurance coverage for the Project from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocable;

                 (g) cost of repairs, replacements and general maintenance to the Building and the Common Areas made by the Landlord;

                 (h) any and all Common Area maintenance, repair or redecoration (including repainting) and exterior and interior landscaping;

                 (i) cost of removal of trash, rubbish, garbage and other refuse from the Project, to the extent that said cost is not directly billed to tenants by Landlord or the service provider;

                 (j) all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Project (including legal, architectural and engineering fees incurred in connection therewith) which are not separately metered and billed directly to tenants of the Project;

                 (k) amortization of capital improvements (over useful life) made to the Building or the Common Areas, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Project;

                 (l) costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation imposed after the date of completion of the Building or Common Areas, regardless of whether such costs, when incurred, are classified as capital expenditures, provided that the cost of capital expenditures shall be amortized over the useful life of the capital items;

                 (m) a management fee for the operation and management of the Building and Common Areas;

                 (n) costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Project; and

                 (o) all real estate and personal property taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges, regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable hereunder by any governmental authority (all of the aforesaid being hereinafter referred to as "Taxes"); provided, however, that if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the

                 Lease Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is (A) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (C) a license fee measured by the Rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes; provided, however, in no event shall Tenant be required to pay any inheritance, estate, succession, income, profits or franchise taxes unless they are in lieu of or in substitution for any of the above items which would otherwise be included in Taxes. (It is agreed that Tenant shall be responsible for ad valorem taxes on its personal property and on the value of its leasehold improvements).

                 Notwithstanding the foregoing, Operating Expenses shall not include:

                 (a)         Leasing commissions.

                 (b) Interest or amortization of mortgages secured by the Building, Property and/or the Project and ground rents on any ground leases encumbering the Project.

                 (c) Any expense fully reimbursed to Landlord by Tenant or any other tenant of the Building, the Property or the Project (other than as a result of a tenant's payment of its proportionate share of Increased Operating Expenses), or any expense billed to and paid directly by same for their own account or on Landlord's behalf.

                 (d) Expenses for repairs or replacements to the Building, Property and the Project to the extent that such repairs or replacements are reimbursed by insurance proceeds.

                 (e) Legal expenses incurred in connection with leasing the Building, Property or the Project or enforcement of Building leases.

         2. To the extent that Operating Expenses are incurred by Landlord with respect to the ownership, operation, management, insurance, maintenance, repair and replacement of the Building and other buildings within the Project and such Operating Expenses of the Property are not subject to separate assessment or billing on a building by building basis, such Operating Expenses shall be allocated equitably amongst the Tenant and the other tenants of the Project.

         3. "Operating Year" means each respective calendar year or part thereof during the

Lease Term or any renewal thereof.

         4.      "Base Year" shall mean 1997.

         5. "Base Year Operating Expenses" shall mean the Operating Expenses for the Base Year.

         6. "Increased Operating Expenses" shall mean the excess, if any, of Operating Expenses for an Operating Year over the Operating Expenses for the Base Year. Notwithstanding the fact that Operating Expenses for an Operating Year may be lower than the Operating Expenses for the Base Year, in no event shall the Base Rental due under the Lease be reduced. In addition, in no event shall the reductions in Operating Expenses be accumulated as a credit against the Tenant's obligation for payment of Tenant's Share of Increased Operating Expenses (as hereinafter defined) for subsequent Operating Years.

         7. "Tenant's Share of Increased Operating Expenses" shall mean the product obtained by multiplying the Increased Operating Expenses by a fraction, the numerator of which shall be the Rentable Area of the Premises and the denominator of which shall be the Rentable Area of the Building.

II. For each Operating Year, Tenant shall pay to Landlord, in the manner provided herein, Tenant's Share of Increased Operating Expenses; provided, however, that for the Operating Years during which the Lease Term begins and ends, Tenant's Share of Increased Operating Expenses shall be prorated based upon the actual number of days of the Lease Term falling within such Operating Year.

III. Tenant's Share of Increased Operating Expenses shall be paid in advance on the first day of each month during the Lease Term without notice, demand, abatement, deduction or set-off, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord an account of Increased Operating Expenses in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant whether the installments of Tenant's Share of Increased Operating Expenses paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall be credited against future payments required by Tenant under such estimate; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to

Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant's Share of Increased Operating Expenses for such Operating Year, and in such case, Tenant's monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

IV. After the end of each Operating Year, Landlord shall determine actual Operating Expenses for such Operating Year and shall provide to Tenant an "Operating Expenses Statement" setting forth the actual Tenant's Share of Increased Operating Expenses for such Operating Year. Within thirty (30) days after delivery of the Operating Expenses Statement, Tenant shall pay Landlord any deficiency between the amount shown as Tenant's Share of Increased Operating Expenses in the Operating Expenses Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against future payments required on account of Tenant's Share of Increased Operating Expenses, or if the Lease Term has expired, Landlord shall refund to Tenant the amount of any overpayment.

V. The Security Deposit shall be held by Landlord as security for the performance by Tenant of its obligation to promptly pay Tenant's Share of Increased Operating Expenses for the final Operating Year as provided above. In the event Tenant fails to make such payment within thirty (30) days of delivery of the invoice for Tenant's Share of Increased Operating Expenses for such Operating Year, the amount of the invoice shall be deducted from the Security Deposit; however, Tenant shall remain liable for any deficiency.

VI. Each Operating Expenses Statement provided by Landlord shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which it claims the Operating Expenses Statement to be incorrect. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the Operating Expenses Statement contained an aggregate discrepancy of less than five percent (5%), Tenant shall bear all fees and costs in connection with such arbitration; and if such aggregate discrepancy is five percent (5%) or more, Landlord shall bear all fees and costs in connection with such arbitration. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the Operating Expenses Statement, but such payment shall be without prejudice to Tenant's claims. Tenant, for a period of sixty (60) days after delivery of the Operating Expenses Statement in each Operating Year and upon at least ten (10) days written notice to Landlord, shall have reasonable access during Normal Business Hours to the books and records of Landlord relating to Operating Expenses for the purpose of verifying the Operating Expenses Statement, Tenant to bear all costs relating to such inspection. Tenant shall reimburse Landlord for any cost for photocopying that it desires.

                                  EXHIBIT "E"

                                  WORK LETTER


         This Rider shall be subject to all of the same terms, definitions and conditions of the foregoing Lease. Landlord and Tenant agree as follows:

1.       Tenant Improvements

         1.1 Definition. "Tenant Improvements" shall mean all required Base Building Work and all tenant improvements in the Premises necessary to prepare the Premises for occupancy by the Tenant. Base Building Work includes work relating to and modifications of the HVAC system, lighting, ceiling grid and tile, life safety systems (including the addition and/or relocation of demising walls, sprinkler heads, exit lights, emergency lighting, fire horns and the like), finishes and all other work in the Building for Tenant's use and occupancy thereof, but only to the extent reflected on the Final Plans (as described hereinbelow). All labor, material and other costs shall be charged to the cost of the Tenant Improvements. Certain items of work such as ceiling grid and tile, blinds, light fixtures and mechanical work that are hereafter supplied and/or installed by the Landlord shall be for the benefit of the Tenant. These items will be charged to the cost of the Tenant Improvements on a unit cost basis.

         1.2 Plans and Specifications. An architect licensed by the State of Florida approved by Landlord (the "Architect") shall prepare the architectural, mechanical and electrical plans and specifications for the layout and improvements of the Premises ("Plans"). Landlord hereby approves ASD, Inc. as the Architect hereunder. The Plans shall be in such form and detail as required by the Landlord in order to determine (a) if the materials requested by the Tenant meet the quality standards prescribed by the Landlord for Building Standard materials; and (b) the effect of improvements on the structural components and service systems and facilities of the Building. The Plans will include:

                 (a) Space Plan. The "Space Plan" shall be schematic space plan for the Premises, including a description of the size and location of all partitions, doors as well as equipment that could affect structural components and service systems and facilities of the Building. A preliminary Space Plan for the Premises and finish schedule if available is attached hereto.

                 (b) Final Plans. The "Final Plans" shall consist of all plans and specifications necessary to construct the Tenant Improvements, including mechanical and electrical working drawings. The Final Plans will be certified by the Architect and will be in a form in which building and occupancy permits can be obtained.

         1.3 Permits. The Final Plans will be approved by Landlord and Tenant and submitted to applicable governmental authority (the "Authority") for the plan check and permit. The improvements shown on the Final Plans together with any changes required by the Authority shall constitute the "Tenant Improvements." Tenant shall approve the Final Plans or provide specific changes to same within three
(3) business days of receipt of same from Landlord. Any changes shall be subject to Landlord's approval. If changes are made, Tenant shall respond to same within two (2) business days of receipt of same. Any changes required by the Authority will be incorporated into the Final Plans and any costs related thereto will be charged to the cost of the Tenant Improvements.

2.       Construction.

         2.1 Landlord's Contractor. Landlord will enter into a contract with a contractor or contractors to perform the work for the Tenant Improvements. Landlord will submit final drawings to three (3) qualified licensed and bonded interior contractors approved by Landlord and Tenant, requesting a competitive bid from each. Should Landlord and Tenant fail to agree on the selection of a contractor, then Landlord shall have the right to appoint the contractor of its choice, provided the bid price is adjusted to reflect the low bidder's cost, qualified to meet the specifications as set forth in the Final Plans. The cost of the Tenant Improvements shall include all construction supervision fees due Landlord's construction supervision agent (the "Agent"). All requests for extras or changes to the work in addition to instructions regarding the work to be performed by the contractor shall be furnished to Landlord and be subject to Landlord's approval.

         2.2 Performance. All work shall be performed in accordance with the Final Plans and in conjunction with Base Building as-built conditions.

         2.3 Landlord's Services. Landlord shall provide at Landlord's expense to contractor all necessary utilities, elevators or hoisting, general security and access during Normal Business Working Hours.

         2.4 Deliveries. The scheduling of deliveries of materials will be coordinated with the Landlord. In the event that Landlord reasonably determines that a delivery during Normal Business Hours would disrupt the normal operation of the Building, Landlord may require that such delivery be made at a time after Normal Business Hours.

         2.5 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at any time, and may reject work that does not
(a) strictly conform with code or with the Final Plans as to any matter that might affect the exterior appearance of the Premises or the structural components or service systems and facilities of the Building, or (b) substantially conform with the Final Plans in all other aspects.

         2.6 Long Lead Time Items. Should any material (such as wall covering, carpet, special equipment, special fixtures, or the like) specified by Tenant have an unusually long delivery date or cannot be located within a reasonable time in order for Landlord to complete the Tenant Improvements on a timely basis or Landlord reasonably finds that any of the specified materials would delay completion of the Tenant Improvements, Landlord will provide Tenant with written notification of that fact. Tenant shall have seven (7) calendar days to change the specifications to materials which are readily available. If Tenant fails to change the specifications by written notice delivered to Landlord within seven (7) calendar days, then the Premises will be deemed to be substantially complete without those items (and other items delayed as a result of such long lead time items) not having been installed.

         2.7 Materials supplied by Tenant. Any material or items that Tenant may be supplying to Landlord for Landlord's installation in the Premises must be delivered on site when reasonably directed by Landlord or its contractor or the Premises will be deemed substantially complete without installation of those items or other items delayed as a result of late delivery by Tenant.

         2.8 Substantial Completion. The "Substantial Completion of the Tenant Improvements" shall be defined as the date of the substantial completion of the Tenant Improvements in substantial compliance with the Final Plans and availability of the Premises for its intended use, subject only to punch list items not affecting the function of the Premises. The Substantial Completion Date shall be determined by Landlord's Architect and such determination shall be binding upon Landlord and Tenant, provided that the issuance of a certificate of occupancy or completion for the Premises shall constitute conclusive evidence of the Substantial Completion of the Tenant Improvements.

                 2.8.1 Change Orders. If Tenant requests any changes in the specification for the Building Standard Improvements or in the approved Final Plans for Tenant Improvements, Tenant shall present Landlord with revised plans and specifications. If Landlord approves such changes, Landlord shall incorporate such changes in the Tenant Improvements. In the event any change increases the anticipated Tenant Costs (as hereinafter defined), prior to proceeding with any changes Landlord may require that Tenant pay to Landlord in cash the amount of the anticipated increase in the Tenant's Costs.

                 2.8.2 The Tenant may request the Landlord to substitute alternate materials for the specified Building Standard materials, provided such substitutes are new and are of quality at least comparable to those replaced as approved by the Landlord. In the event that Tenant chooses not to use or to substitute for the Building Standard Materials, the cost of the Tenant Improvement will include the value of the materials purchased by Landlord for the Tenant Improvements. The purchase of all Building Standard Materials, whether installed by the Landlord or not, shall be coordinated through the Landlord.

                 2.8.3 If Tenant requests changes in the Building Standard Improvements or in the Final Plans and if such changes delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of the work, the same shall constitute Tenant Delay.

3.       Payment for Tenant Improvements.

         3.1 Tenant Costs. All costs and expenses incurred for the construction of the Tenant Improvements less credit to the Tenant from the Landlord for the Allowance (as hereinafter defined) given by Landlord to Tenant (the "Tenant Costs") shall be paid by Tenant.

         3.2 Payment of Tenant Costs. Tenant Costs shall be payable as follows:

                 (a) Tenant shall pay to Landlord prior to the commencement of construction of the Tenant Improvements, an amount equal to fifty percent (50%) of the Tenant's Costs (as then estimated by Landlord).

                 (b) Upon Substantial Completion, Tenant shall pay to Landlord the unpaid balance (as such amount can then be reasonably estimated based on available data) of Tenant's Costs, plus any approved modifications thereto. Any balance remaining after final determination of the Tenant Costs shall be paid by Tenant to Landlord upon demand.

         3.3 Payment as Additional Rent. The amounts payable hereunder shall constitute Additional Rent due under the Lease and shall be due at the time specified herein. Tenant's failure to make any such payments when due shall constitute a default under the Lease, entitling Landlord to all of its remedies thereunder.

         3.4 Allowance. The Tenant shall receive an allowance from Landlord (the "Allowance") equal to the lesser of (i) $63,700 and (ii) the actual cost of the Tenant Improvements shown on the approved Final Plans. In no event shall Landlord be obligated to expend more than the Allowance or make any payment to Tenant of any unused portion of the Allowance.

4.       Delay

         4.1 Force Majeure. Landlord's obligation to complete the Tenant Improvements within the time provided in the Lease shall be subject to extension due to Force Majeure (as defined in the Lease). The Commencement Date shall be postponed by the number of days that completion of the Tenant Improvements was actually delayed by event of Force Majeure.

         4.2 Other Delays. Except for delays caused by the acts or omissions of Landlord or by events of Force Majeure, no delays in completion of the Tenant Improvements for any reason whatsoever shall postpone the Commencement Date. Specifically without limiting the generality of the foregoing, the Commencement Date shall not be postponed on account of any delays caused by Tenant's requirements for the Tenant Improvements, including delays caused by shortages, unavailability of long lead procurement items of unusual or non-Building Standard Materials, or on account of any other delay caused by Tenant.

5.       Warranties

         To the extent that any warranties with respect to the Tenant Improvements, which inure to the benefit of Landlord, are assignable to Tenant, Landlord hereby assigns said warranties to Tenant, provided, however that Landlord shall not be obligated to incur any costs or take any actions with respect to the enforcement of said warranties. Notwithstanding anything contained herein to the contrary, Landlord makes no representations or warranties with respect to the assignability or enforceability of the aforementioned warranties.

6.       Conflicts

         In the event of a conflict between the terms and conditions of the Rider and the Lease, the provisions of this Rider shall control.

                                  EXHIBIT "F"

                             RULES AND REGULATIONS


1. Tenant shall not obstruct or encumber the Common Areas, and the sidewalks, driveways, and other public portions of the Project (herein "Public Areas") and such Public Areas shall not be used for any purpose other than ingress and egress to and from its Premises. Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit, its Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Landlord reserves the right to control, operate, restrict and regulate the use of the Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises, without the consent of Landlord. Such window or door coverings must be of a quality, type, design and color approved by Landlord and further they must be installed in a manner approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only Building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

3. Except as otherwise provided in the Lease, no sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior or interior of the Premises, the Building or the remainder of the Project (including the doors for such areas) without the prior approval of Landlord. Landlord shall review the size, color, style, content and location of any proposed signage. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the sole judgment of Landlord, impairs the appearance, reputation, or the desirability of the Building. Upon Landlord's approval, Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs.
         Further, approved signs shall be inscribed, painted or affixed by signmakers approved by landlord at Tenant's sole cost. In the event of a violation of the foregoing by Tenant, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign. In the event that Tenant does not promptly correct said violation, Landlord may remove such signs without an liability, and may charge the expense incurred in such removal to the Tenant violating this Rule and Tenant hereby agrees to pay any such expense as Additional Rent.

4. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the Premises within the Building.

5. Nothing shall be done or permitted by Tenant which would impair or interfere with the use or enjoyment by any other occupant of the Building, including the playing of music.

6. Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Project, Building or the services of the Project, Building or the Premises. Neither Tenant nor its employees, agents, licensees or invitees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises shall be procured only from Landlord and Landlord may make a reasonable charge therefor. Tenant shall, upon the termination of the Lease, turn over to Landlord all keys to the Premises. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks and Tenant hereby agrees to pay said cost as Additional Rent.

8. Any delivery or moving of any safes, freight, furniture, packages, boxes, crates or any other such object shall take place at such time and in such manner so as not to interfere with other occupants of the Building. Tenant hereby agrees to reimburse Landlord for extra costs incurred by Landlord including, but not limited to, Landlord's right to inspect all objects to be brought into the Building and to exclude from the Building any objects which may in Landlord's sole discretion violate the Lease and/or any of these Rules and Regulations. Tenant hereby agrees to pay any such costs as Additional Rent.

         No hand trucks shall be used for such moving activities except for those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

9. If Tenant shall request Landlord to perform any work on the Premises or Property, Tenant shall make such request at the management office for the Project. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

10. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

11. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or





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

         objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in Tenant's Premises, except for a household microwave oven or as is expressly permitted in the Lease, or otherwise consented to in writing by the Landlord.

12. All paneling, doors, trim or other wood products not considered furniture shall be treated with fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

13. Whenever Tenant submits any plan, agreement or other document for the consent or approval of Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee as Additional Rent.

14. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee as Additional Rent.

15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the
         Building:

         (a) the exclusive right to use of the name of the Project and Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

         (b) the right to change the name or address of the Project and Building, without incurring any liability to Tenant for so doing;

         (c) the right to install and maintain a sign or signs on the exterior of the Building or on the Project;

         (d) the exclusive right to use or dispose of the use of the roof of the Building;

         (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

         (f) the right to grant anyone the right to conduct any particular business or undertaking in the Project or Building.

16. Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

17. Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other refuse, and will keep such refuse in proper containers in the interior of the Tenant's Premises or other places designated by the Landlord.

18. Tenant shall not conduct or permit any bankruptcy sales, unless directed by order of a court of competent, jurisdiction, or any fire or going out of business sale, whether real or fictitious.

19. Landlord reserves the right to rescind, alter, waive or add any rule or regulations any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Project, the Building, the preservation of good order therein, the operation or maintenance of the Project, the Building or the equipment thereof, or the comfort of tenants or others in the Project. No rescission, alteration, waiver or addition or any rule or regulation with respect to one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                  EXHIBIT "G"

                                OPTION TO RENEW


         A. Landlord hereby grants Tenant the option to renew ("Renewal Option") the term of this Lease for one (1) additional term(s) of thirty-six
(36) months each (the "Renewal Terms"), commencing as of the date immediately following the expiration of the Lease Term, such option to be subject to the covenants and conditions hereinafter set forth in this Exhibit.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then current term of this Lease: provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render this Renewal Option null and void.

         C. Tenant shall not be permitted to exercise this Renewal Option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods (if any). In the event Tenant commits an event of Default following exercise of this Renewal Option but before commencement of the Renewal Term and fails to cure any default under this Lease prior to the commencement of any Renewal Term, subject to applicable notice and grace periods, such Renewal Term may be immediately canceled by Landlord or Landlord may elect to waive such default or Landlord may consider the Renewal Term to have been part of the Lease Term and immediately declare the Lease in Default and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then current term of this Lease.

         D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of each Renewal Term, subject to any other repair and maintenance obligations of Landlord under this Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of this Lease.

         E. The covenants and conditions of this Lease in force during the original Lease Term, as the same may be modified from time to time, shall continue to be in effect during any Renewal Term, except as follows:

                 1. The "Commencement Date" for the purposes of this Lease shall be the first day of each Renewal Term.

                 2. The "Base Rental" for the first year of each Renewal Term shall be the greater of: (i) the Base Rental as provided for the original Lease Term; or (ii) the Base Rental as determined for any previous Renewal Term; or (iii) an amount determined by Landlord on the basis of the then prevailing market rental rate for office space comparable to the Premises as reflected in one or more leases executed by Landlord with new Building tenants within the twelve month period immediately preceding commencement of such Renewal Term. If Landlord has not executed any lease with new Building tenants in the preceding twelve month period, the prevailing market rental rate determination shall be based on new leased for premises comparable to the Premises herein, as execute within said twelve month period of owners of other office building properties located in St. Petersburg, Florida, that are comparable to the Building.

                 3. The "Base Year" for each Renewal Term shall be the calendar year during which such Renewal Term commences.

                 4. Following expiration of the final Renewal Term as provided herein, Tenant shall have no further right to renew or extend this Lease.

         F. Tenant's option to renew this Lease shall not be transferable by Tenant, except in conjunction with a permissible assignment of Tenant's interest in this Lease in accordance with the applicable provisions hereof.

         G. The number of parking spaces for Tenant's non-exclusive use under the Lease shall not exceed four (4) parking spaces per 1,000 square feet of rentable area.





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